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                                                                    EXHIBIT 23.4

                          CONSENT OF FINANCIAL ADVISOR

    We hereby consent to the use in this Registration Statement on Form S-4 of the form of our letter to be issued to the Board of Directors of F&M Bancorp, included as Appendix C to the Joint Proxy Statement-Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement-Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ Wheat First Securities, Inc.
                                          --------------------------------------
                                          WHEAT FIRST SECURITIES, INC.

Richmond, Virginia
Date: October 14, 1998